SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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November 22, 2005

Date of Report (Date of earliest event reported)

U.S.  Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation	0-10238 (Commission File Number)	52-1216347 (I.R.S. Employer Identification No.)

One North Lexington Avenue White Plains, NY (Address of principal executive offices)	10601 (Zip Code)

Registrant's telephone number, including area code: (914) 993-6443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

        On November 22, 2005, we received a letter from Nasdaq advising that because we had not filed our Quarterly Report on Form 10-Q for the period ended September 30, 2005 (the "Report") as required by Marketplace Rule 4301(c)(14) (the "Rule"), our common stock would be delisted from The Nasdaq Stock Market. On November 25, 2005, the Report was filed and we have been notified by Nasdaq that we are in compliance with the Rule, that the matter contemplated by Nasdaq's letter has been closed, and that as of the opening of business on November 30, 2005, the fifth character "E" will be removed from our trading symbol.

SIGNATURE

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc. By: /s/ Henry N. Schneider Henry N. Schneider, President

Dated: November 28, 2005